Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 7, 2022, with respect to the financial statements of Owl Rock Technology Income Corp., included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Form N-2.

/s/ KPMG LLP

New York, New York

January 7, 2022